Exhibit 10.16

INTELLECTUAL PROPERTY AGREEMENT

between

BABCOCK & WILCOX mPOWER, INC.

and

BABCOCK & WILCOX POWER GENERATION GROUP, INC.

dated as of

May 29, 2015

i

SCHEDULES

Schedule 1.1(e)	SpinCo Core Field; RemainCo Core Field
Schedule 1.1(i)	Specific RemainCo Field; Specific SpinCo Field
Schedule 1.1(o)	SpinCo House Marks
Schedule 2.1(a)	Transferred mPower Intellectual Property
Schedule 2.7	Certain Domain Names
Schedule 3.4	RemainCo Trademarks
Schedule 5.4(c)	mPower Licensed Software

EXHIBITS

Exhibit A	Intellectual Property Assignment Agreements

ii

INTELLECTUAL PROPERTY AGREEMENT

This INTELLECTUAL PROPERTY AGREEMENT (this “Agreement”) is entered into as of May 29, 2015 (the “Effective Date”), between Babcock & Wilcox mPower, Inc., a Delaware corporation, (“mPower”) and Babcock & Wilcox Power Generation Group, Inc., a Delaware corporation (“PGG”). mPower and PGG are sometimes referred to herein individually as a “Party,” and collectively as the “Parties.” Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Article I hereof.

RECITALS

WHEREAS, Babcock & Wilcox Enterprises, Inc., a Delaware corporation (“SpinCo”) is a wholly owned Subsidiary of The Babcock & Wilcox Company (“RemainCo”) and the Board of Directors of RemainCo has determined that it would be appropriate and in the best interests of RemainCo and its stockholders for RemainCo to separate the SpinCo Business from the RemainCo Business;

WHEREAS, in order to effectuate the foregoing, RemainCo and SpinCo intend to enter into a Master Separation Agreement (the “Master Separation Agreement”), which will provide, among other things, upon the terms and subject to the conditions thereof, for the separation of the respective businesses of SpinCo and RemainCo and the distribution of the Capital Stock of SpinCo to the public shareholders of RemainCo (the “Distribution”) as defined in the Master Separation Agreement as of the date set forth in the Master Separation Agreement (the “Distribution Date”) and at the time set forth in the Master Separation Agreement (the “Distribution Time”);

WHEREAS, as of the date of this Agreement, RemainCo is the sole owner of all the outstanding Capital Stock (as defined below) of, inter alia, each of SpinCo and Babcock & Wilcox Investment Company, a Delaware corporation (“BWICO”);

WHEREAS, as of the date of this Agreement, BWICO is the sole owner of all the outstanding Capital Stock of each of Babcock & Wilcox Government & Nuclear Operations, Inc., a Delaware corporation, mPower, Babcock & Wilcox Commercial Power, Inc., a Delaware corporation (“CPI”) and Babcock & Wilcox Technology, LLC, a Delaware limited liability company (“BWTI”);

WHEREAS, as of the date of this Agreement, BWTI is the sole owner of all the outstanding Capital Stock of SoFCo-EFS Holdings, LLC, a Delaware limited liability company;

WHEREAS, as of the date of this Agreement, CPI is the sole owner of all the outstanding Capital Stock of each of mPower, Babcock & Wilcox Nuclear Energy, Inc., a Delaware corporation and PGG;

WHEREAS, as of the date of this Agreement, PGG is the sole owner of all of the outstanding Capital Stock of Diamond Power International Inc., a Delaware corporation; which, in turn, is the sole owner of all of the outstanding Capital Stock of (i) BWXT Foreign Holdings, LLC, a Delaware limited liability company and (ii) B&W PGG Lux Holdings SARL, an entity formed in Luxembourg, which, in turn, is the sole owner of all of the outstanding Capital Stock of B&W PGG Lux Finance SARL, an entity formed in Luxembourg, which, in turn, is the sole owner of all of the outstanding Capital Stock of (i) Babcock & Wilcox Canada, Ltd., an entity formed in Ontario, Canada, (ii) B&W PGG Luxembourg Canada Holdings SARL, an entity formed in Luxembourg which, in turn is the sole owner of all of the outstanding Capital Stock of Babcock & Wilcox Power Generation Group Canada Corp., a Nova Scotia unlimited liability company and (iii) BWXT Canada Holdings Corp., a Nova Scotia unlimited liability company;

WHEREAS, it is the intent of the Parties, in anticipation of the Distribution and the execution of the Master Separation Agreement, that mPower convey to PGG certain Intellectual Property rights and licenses subject to the terms and conditions set forth in this Agreement; and

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1.1:

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person. For this purpose “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Business Day” means a day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is closed.

“Capital Stock” means any and all shares, interests, rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests (however designated) in the equity (which includes common stock, preferred stock and partnership, limited liability company, joint venture interests and other ownership interests) of any entity (excluding any debt that is convertible into, or exchangeable for, such equity).

“Confidential Information” has the meaning set forth in Section 9.2.

“Consent” means any consents, waivers or approvals from, or notification requirements to, any third parties, including any notices or reports to be submitted to, filings to be made with, or consents, registrations, approvals, permits or authorizations to be obtained from, any Governmental Authority.

“Contract” means any written, oral, implied or other contract, agreement, covenant, lease, license, guaranty, indemnity, representation, warranty, assignment, sales order, purchase order, power of attorney, instrument or other commitment, assurance, undertaking or arrangement that is binding on any Person or entity or any part of its property under applicable Law.

“CPI” has the meaning set forth in the recitals.

“Distribution” has the meaning set forth in the recitals.

“Distribution Date” has the meaning set forth in the recitals.

“Distribution Time” has the meaning set forth in the recitals.

“Domain Name Notice” has the meaning set forth in Section 2.7(b).

“Governmental Authority” shall mean any U.S. federal, state, local or non-U.S. court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

“Information Statement” means the information statement and any related documentation to be provided to holders of outstanding shares of common stock, par value $0.01 per share, of RemainCo in connection with the Distribution, including any amendments or supplements thereto.

“Intellectual Property” means the rights associated with or arising out of any of the following in any jurisdiction throughout the world: (i) all patents and patent applications, together with all reissuances, divisionals, continuations, continuations-in-part, revisions, renewals, extensions, and reexaminations thereof, and any identified invention disclosures (“Patents”); (ii) trade secret rights and corresponding rights in confidential information and other non-public information (whether or not patentable), including ideas, formulas, compositions, inventor’s notes, discoveries and improvements, know how, manufacturing and production processes and techniques, design manuals, testing information (including testing protocols and results), research and development information, prototypes, inventions, invention disclosures, unpatented blueprints, drawings, specifications, designs, plans, proposals and technical data, business and marketing plans, market surveys, market know-how and customer lists and information, including all tangible embodiments of the foregoing and unregistered copyrights (“Know-How”); (iii) all registered or unregistered copyrights, copyrightable works, rights in databases, data collections, “moral” rights, mask works, copyright registrations, applications and extensions therefor and corresponding rights in works of authorship (“Copyrights”); (iv) all trademarks, service marks, logos, trade dress and trade names indicating the source of goods or services, and other indicia of commercial source or origin (whether registered, common law, statutory or otherwise), all registrations and applications to register the foregoing anywhere in the world and all goodwill associated therewith (“Trademarks”); (v) all computer software and code, including assemblers, applets, compilers, source code, object code, development tools, design tools, utilities, library files, user interfaces and data, and all documentation and manuals related to such computer software and code in any form or format, however fixed (“Software”); (vi) all internet electronic addresses, uniform resource locators and alphanumeric designations associated therewith and all registrations for any of the foregoing (“Domain Names”); and (vii) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

“Intellectual Property Assignment Agreements” has the meaning set forth in Section 2.1(b).

“IP Proceedings” has the meaning set forth in Section 2.3.

“Law” means any law, statute, ordinance, code, rule, regulation, order, writ, proclamation, judgment, injunction or decree of any Governmental Authority.

“Licensed mPower Intellectual Property” means all mPower Licensed Software.

“Master Separation Agreement” has the meaning set forth in the recitals.

“mPower” the meaning set forth in the recitals.

“mPower Licensed Software” has the meaning set forth in Section 5.4(c).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, a union, an unincorporated organization or a Governmental Authority or any department, agency or political subdivision thereof.

“PGG” has the meaning set forth in the recitals.

“RemainCo Business” means any business of RemainCo and its Subsidiaries other than the SpinCo Business.

“RemainCo Core Field” has the meaning set forth on Schedule 1.1(e).

“RemainCo Group” means RemainCo and its Subsidiaries, other than the SpinCo Group.

“RemainCo Trademarks” means the Trademarks set forth on Schedule 3.4.

“Specific RemainCo Field” has the meaning set forth on Schedule 1.1(i).

“Specific SpinCo Field” has the meaning set forth on Schedule 1.1(i).

“SpinCo Business” means the business and operations conducted by the SpinCo Group as of the Distribution Date, as such business and operations are described in the Information Statement.

“SpinCo Core Field” has the meaning set forth on Schedule 1.1(e).

“SpinCo Group” means SpinCo and each Person that is a Subsidiary of SpinCo immediately after the Distribution Time or becomes a Subsidiary of SpinCo after the Distribution Time. For the avoidance of doubt, PGG will be a Subsidiary of SpinCo immediately after the Distribution Time.

“SpinCo House Marks” means all Trademarks that incorporate “Babcock,” “Wilcox,” “Babcock and Wilcox,” “Babcock & Wilcox,” “B&W,” or “B&W & HERO ENGINE DESIGN”

and any translations or derivatives thereof and any terms of a confusingly similar nature, and all goodwill embodied in the foregoing, including, without limitation, all Trademarks set forth on Schedule 1.1(o), but expressly excluding “BWX Technologies,” “BWXT” and “BWX”.

“Subsidiary” means, with respect to any specified Person, any corporation, partnership, limited liability company, joint venture or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such specified Person or by any one or more of its Subsidiaries, or by such specified Person and one or more of its Subsidiaries.

“Transfer” has the meaning set forth in Section 2.1(a).

“Transferred mPower Intellectual Property” has the meaning set forth in Schedule 2.1(a).

Section 1.2 Interpretation. In this Agreement, unless the context clearly indicates otherwise:

(a) words used in the singular include the plural and words used in the plural include the singular;

(b) if a word or phrase is defined in this Agreement, its other grammatical forms, as used in this Agreement, shall have a corresponding meaning;

(c) reference to any gender includes the other gender and the neuter;

(d) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”;

(e) the words “shall” and “will” are used interchangeably and have the same meaning;

(f) the word “or” shall have the inclusive meaning represented by the phrase “and/or”;

(g) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “through and including”;

(h) all references to a specific time of day in this Agreement shall be based upon Eastern Standard Time or Eastern Daylight Savings Time, as applicable, on the date in question;

(i) whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified;

(j) reference to any Article, Section or Schedule means such Article or Section of, or such Schedule to, this Agreement, as the case may be, and references in any Section or definition to any clause means such clause of such Section or definition;

(k) the words “this Agreement,” “herein,” “hereunder,” “hereof,” “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision of this Agreement;

(l) the term “commercially reasonable efforts” means efforts which are commercially reasonable to enable a Party, directly or indirectly, to satisfy a condition to or otherwise assist in the consummation of a desired result and which do not require the performing Party to expend funds or assume liabilities other than expenditures and liabilities which are customary and reasonable in nature and amount in the context of a series of related transactions similar to the transaction contemplated herein;

(m) reference to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement;

(n) reference to any Law (including statutes and ordinances) means such Law (including any and all rules and regulations promulgated thereunder) as amended, modified, codified or reenacted, in whole or in part, and in effect at the time of determining compliance or applicability;

(o) references to any Person include such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement; a reference to such Person’s “Affiliates” shall be deemed to mean such Person’s Affiliates following the Distribution and any reference to a Third Party shall be deemed to mean a Person who is not a Party or an Affiliate of a Party;

(p) if there is any conflict between the provisions of the main body of this Agreement and the Schedules hereto, the provisions of the main body of this Agreement shall control unless explicitly stated otherwise in such Schedule;

(q) the titles to Articles and headings of Sections contained in this Agreement, in any Schedule and in the table of contents to this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of or to affect the meaning or interpretation of this Agreement; and

(r) any portion of this Agreement obligating a Party to take any action or refrain from taking any action, as the case may be, shall mean that such Party shall also be obligated to cause its relevant Subsidiaries and Affiliates to take such action or refrain from taking such action, as the case may be.

ARTICLE II

INTELLECTUAL PROPERTY ASSIGNMENT AND OWNERSHIP

Section 2.1 Assignment of Transferred Intellectual Property.

(a) mPower hereby sells, assigns, conveys and transfers (the “Transfer”) to PGG all right, title and interest, held by mPower or any member of the RemainCo Group, in and to the

Intellectual Property set forth on Schedule 2.1(a) (the “Transferred mPower Intellectual Property”), including all right, title and interest in and to all proceeds, causes of actions and rights of recovery against Third Parties for past and future infringement, misappropriation, or other violation or impairment of such Intellectual Property, except to the extent prohibited by, or requiring any Consent under (to the extent such Consent has not been obtained), any Contract under which mPower holds or uses such Transferred mPower Intellectual Property. As consideration for the Transfer and for the rights and licenses granted in Article 5 herein, PGG hereby agrees to promptly pay $500,000 to mPower.

(b) mPower shall, and shall cause any members of the RemainCo Group as applicable and necessary to, execute intellectual property assignment agreements in a form substantially similar to that attached hereto as Exhibit A, as applicable to the Transferred mPower Intellectual Property, as well as such additional specific assignments as reasonably necessary to carry out the intent of the Parties as set forth herein (collectively, the “Intellectual Property Assignment Agreements”). All Transferred mPower Intellectual Property is transferred subject to all rights granted under or in connection with agreements related such Transferred mPower Intellectual Property existing and in force as of the Effective Date, in each case subject to the terms and conditions contained in each such agreement, including, without limitation, any license agreements, any security agreements or any liens granted in and to such Transferred mPower Intellectual Property.

(c) mPower shall deliver to PGG all Intellectual Property Assignment Agreements contemplated herein that effectuate the assignment of Transferred mPower Intellectual Property from mPower or any member of the RemainCo Group to PGG. PGG shall have the sole responsibility, at its sole cost and expense, to file such Intellectual Property Assignment Agreements and any other forms or documents required to record such assignments, provided, however, that upon request, mPower shall provide reasonable assistance to PGG to record an assignment, at PGG’s sole cost and expense.

Section 2.2 Actions; Correspondence. PGG shall, in its sole discretion, pay all fees incurred and take all actions with respect to the Transferred mPower Intellectual Property subsequent to the Effective Date. mPower shall forward to PGG or its designee copies of all files related to and correspondence received from any Governmental Authority regarding the Transferred mPower Intellectual Property.

Section 2.3 Assistance by Employees; Inventor Compensation. Each Party agrees that it shall make available to the other Party the services of its employees and contractors reasonably necessary to assist the other Party with the prosecution of, and other patent or trademark office proceedings (e.g., reissue, reexamination, interference, inter partes review, post-grant review, supplemental examination, and other similar proceedings) regarding the other Party’s Patents, Trademarks and other Intellectual Property (collectively, “IP Proceedings”). Each Party agrees to reasonably make available to the other Party (i) inventors and other reasonably necessary persons employed by it for the other Party’s reasonable needs regarding execution of documents, interviews, declarations and testimony, and (ii) documents, materials and information for the other Party’s reasonable good faith needs regarding such IP Proceedings. The Party involved in the IP Proceedings shall be responsible for the actual and reasonable out-of-pocket expenses associated with such assistance, expressly excluding the value of the time of the other Party’s personnel. Each Party will be responsible for providing inventor incentive compensation to its employees under its own internal policies. No Party shall have any obligation to provide any inventor incentive compensation to an employee of the other Party except as required by law.

Section 2.4 Reserved.

Section 2.5 Rights Arising in the Future.

(a) As between mPower and PGG, unless otherwise agreed in writing by PGG or any member of the SpinCo Group and mPower or any member of the RemainCo Group, any and all Intellectual Property created, conceived, or actually reduced to practice by or on behalf of PGG or any member of the SpinCo Group after the Distribution Date, including, without limitation, any improvements or modifications to any Licensed mPower Intellectual Property, shall belong solely and exclusively to PGG and neither mPower nor any member of the RemainCo Group shall have any right, title or interest in or to such Intellectual Property. PGG shall have no obligation to notify mPower or any member of the RemainCo Group of any such improvements or modifications or to disclose or license any such improvements or modifications to mPower or any member of the RemainCo Group.

(b) As between mPower and PGG, unless otherwise agreed in writing by mPower or any member of the RemainCo Group and PGG or any member of the SpinCo Group, any and all Intellectual Property created, conceived, or actually reduced to practice by or on behalf of mPower or any member of the RemainCo Group after the Distribution Date, including, without limitation, any improvements or modifications to any Licensed mPower Intellectual Property, shall belong solely and exclusively to mPower and neither PGG nor any member of the SpinCo Group shall have any right, title or interest in or to such Intellectual Property. mPower shall have no obligation to notify PGG or any member of the SpinCo Group of any such improvements or modifications or to disclose or license any such improvements or modifications to PGG or any member of the SpinCo Group.

Section 2.6 Reserved.

Section 2.7 Certain Domain Names.

(a) PGG and mPower acknowledge and agree that certain Domain Names, set forth on Schedule 2.7(a), which encompass both SpinCo House Marks and RemainCo Trademarks, will be owned by PGG as of the Distribution Date. Notwithstanding the foregoing, PGG does not have any right, title or interest in or to any RemainCo Trademarks and, other than as expressly set forth in this Agreement, does not have a license to use such RemainCo Trademarks. With respect to the Domain Names set forth on Schedule 2.7(a), PGG shall (i) maintain current registrations for such Domain Names on a perpetual basis (subject to Section 2.7(b)) at PGG’s cost, including paying all applicable fees; (ii) not use such Domain Names or permit any member of the SpinCo Group or any Third Party to use such Domain Names for any purpose, without the express written consent of mPower; and (iii) not transfer, convey, sell, or otherwise assign any right, title and interest in or to such Domain Names to any Third Party without the express written consent of mPower, except that no consent is required in connection with the sale of all or substantially all of the SpinCo Business or a change in control (provided that in the event of the foregoing, any successor in interest must agree in writing to comply with the obligations set forth in this Section 2.7) or in connection with granting security interests or associated liens to lenders or agents therefor in the ordinary course of business.

(b) In the event that PGG desires to cease maintaining the registration for any Domain Name set forth on Schedule 2.7(a), PGG shall notify mPower of such determination in writing no fewer than ninety (90) days in advance of the earlier of the expiration of the registration of such Domain Name or the date of PGG’s desired termination of such registration (the “Domain Name Notice”). Upon receipt of the Domain Name Notice, mPower shall have the option to acquire the applicable Domain Name from PGG at no cost to mPower and shall notify PGG within thirty (30) days of its desire to elect the option or decline the option. In the event that mPower elects the foregoing option, PGG will take all necessary steps to assign, transfer and convey the Domain Name and applicable registration to mPower and, as of the date of transfer, the maintenance of such Domain Name shall be within mPower’s sole discretion. In the event that mPower declines the foregoing option, PGG shall be permitted to cease maintaining the registration for the applicable Domain Name, provided that if PGG does not cease the maintenance, the provisions of this Section 2.7 still apply in their entirety.

ARTICLE III

RESERVED.

ARTICLE IV

RESERVED.

ARTICLE V

INTELLECTUAL PROPERTY LICENSES AND COVENANTS

Section 5.1 Reserved.

Section 5.2 Reserved.

Section 5.3 Reserved.

Section 5.4 Licenses of Software.

(a) Reserved.

(b) Reserved

(c) mPower hereby grants to PGG a perpetual, irrevocable, exclusive, royalty-free, worldwide right and license with the right to grant sublicenses (solely as set forth in Section 5.6), to use the Software set forth on Schedule 5.4(c) (“mPower Licensed Software”) for the continued operation of the SpinCo Business and any future extensions of the SpinCo Business in the SpinCo Core Field; provided, however, the foregoing license shall not extend to (i) mPower Licensed Software licensed by mPower or any other member of the RemainCo Group if and to the extent the licensing of same to PGG would constitute a breach of an agreement with any Third Party executed prior to the Effective Date or result in any expense to mPower or any member of the RemainCo Group for payments to such Third Party or (ii) any intellectual property not owned by one or more members of the RemainCo Group, or as to which no member of the RemainCo Group has the right to grant sublicenses, as of the Effective Date. The foregoing license includes the right to use, modify, and reproduce in source code and object code for such mPower Licensed Software. To the extent not already in the possession of PGG, mPower will provide PGG with a copy of all object code and source code for the mPower Licensed Software and all associated documentation, including, without limitation, all validation and other documentation, within 120 days of the Distribution Date.

Section 5.5 Reserved.

Section 5.6 Sublicensing; Assignability.

(a) The foregoing licenses shall be assignable in whole or in part only (i) to any Affiliate or (ii) to the extent the licensee transfers to a Third Party all or substantially all of the assets of the business to which such the Licensed mPower Intellectual Property, as applicable, relates.

(b) PGG may sublicense the Licensed mPower Intellectual Property to Affiliates of PGG, even if they become Affiliates after the Distribution Date, solely within the scope of its licenses in Article 5, provided that such sublicense shall only be effective for such time as such entity remains an Affiliate of PGG, subject to Section 5.6(a)(ii). PGG may, and may permit its sublicensees to, sublicense erection and arrangement drawings; form, fit, and function drawings; and product and installation/erection specifications based upon the Licensed mPower Intellectual Property to: (i) customers to enable them to use, operate, maintain and repair the equipment, services or other deliverables which incorporate or are derived from the Licensed mPower Intellectual Property and which were sold to them by PGG or its sublicensees; and (ii) to contractors, subcontractors and others to enable them to manufacture, erect, install, service, repair and maintain those products to which the license set forth in Article 5 relate.

Section 5.7 Restrictions on Licensor Exploitation of Intellectual Property.

(a) mPower (i) shall not use or exploit the Licensed mPower Intellectual Property in the SpinCo Core Field and (ii) shall not, and shall not permit any member of the RemainCo Group to, license, provide or otherwise grant to any Third Party the right to use, exploit or access any Licensed mPower Intellectual Property in the SpinCo Core Field.

Section 5.8 Third Party Agreements; Reservation of Rights.

(a) All licenses granted herein are expressly made only subject to, and only to the extent permissible under, all pre-existing rights, obligations and restrictions contained in any existing agreements related to the applicable Intellectual Property licensed herein, including, without limitation, licenses or other rights existing in Third Parties granted by PGG or mPower and/or their sublicensees in existing license agreements, applicable agreements in existence between members of the RemainCo Group and the United States Department of Energy, applicable agreements in existence between members of the SpinCo Group and the United States Department of Energy and all existing security agreements and liens in place in connection with such licensed Intellectual Property.

(b) Except for the limited rights granted in this Agreement in connection with the Licensed mPower Intellectual Property, including, without limitation, the rights and obligations arising out of or related to Section 5.10, mPower reserves to itself all right, title and interest in and to the Licensed mPower Intellectual Property. Without limiting the foregoing, for purposes of clarity, as between mPower and PGG, mPower retains all rights in and to, and to use and exploit, and including without limitation the right to make, have made, use, lease, sell, offer for sale, and import, and use, reproduce, prepare derivative works of, distribute copies, perform and display products and services which utilize or embody such Licensed mPower Intellectual Property in the RemainCo Core Field.

Section 5.9 Maintenance of Intellectual Property.

(a) mPower shall not have, nor shall any member of the RemainCo Group have, any obligation to maintain the pendency, subsistence, validity, enforceability or confidentiality of any Licensed mPower Intellectual Property. mPower may, and may permit an applicable member of the RemainCo Group to, discontinue maintenance, abandon or dedicate to the public any Licensed mPower Intellectual Property.

Section 5.10 Covenants.

(a) mPower hereby covenants not to sue PGG under any mPower Licensed Software, including, for infringement or misappropriation based upon any action that occurs in connection with the continued operation of the SpinCo Business and any future extensions of the SpinCo Business in any field other than the RemainCo Core Field after the Distribution Date. The foregoing covenant shall extend to any permitted assignees or sublicensees of PGG hereunder. mPower further covenants to impose the obligations set forth in this Section 5.10(a) on any subsequent Third Party or Affiliate to whom mPower may sell, transfer, convey or otherwise assign any of the foregoing Intellectual Property and shall ensure that any such Person agrees, in writing, to be bound by the covenants and obligations set forth herein.

ARTICLE VI

RESERVED.

ARTICLE VII

NO WARRANTIES.

Except as expressly set forth in this Agreement, PGG and mPower understand and agree that mPower is not making any representation or warranty of any kind whatsoever, express or implied, to PGG or any member of the SpinCo Group in any way as to the SpinCo Business, the Transferred mPower Intellectual Property or the Licensed mPower Intellectual Property. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING THE TRANSFERS AND LICENSES REFERRED TO IN THIS AGREEMENT (INCLUDING PRIOR TRANSFERS) HAVE BEEN, OR WILL BE, MADE WITHOUT ANY REPRESENTATION OR

WARRANTY OF ANY NATURE, EXPRESS OR IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE, RELATING TO (A) THE VALUE OR FREEDOM FROM ENCUMBRANCE OF, ANY ASSETS OR INTELLECTUAL PROPERTY, (B) THE CONDITION OR SUFFICIENCY OF ANY ASSETS OR INTELLECTUAL PROPERTY (INCLUDING ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, MARKETABILITY, TITLE, VALUE, FREEDOM FROM ENCUMBRANCE OR OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, OR THE PRESENCE OR ABSENCE OF ANY HAZARDOUS MATERIALS IN OR ON, OR DISPOSED OR DISCHARGED FROM, SUCH ASSETS), (C) THE NON-INFRINGEMENT OF ANY PATENT OR OTHER INTELLECTUAL PROPERTY RIGHT OF ANY THIRD PARTY, (D) ANY OTHER MATTER CONCERNING ANY ASSETS OR INTELLECTUAL PROPERTY (E) AS TO THE LEGAL SUFFICIENCY TO CONVEY TITLE TO ANY ASSETS OR INTELLECTUAL PROPERTY OR (F) THAT THE LICENSOR HAS ANY RIGHTS OR TITLE AT ALL IN OR TO ANY INTELLECTUAL PROPERTY. WITHOUT LIMITING THE FOREGOING, MPOWER AND PGG HEREBY ACKNOWLEDGE AND AGREE THAT ALL INTELLECTUAL PROPERTY TRANSFERRED OR LICENSED PURSUANT TO THIS AGREEMENT AND ALL INTELLECTUAL PROPERTY INCLUDED IN PRIOR TRANSFERS ARE BEING OR WERE LICENSED OR TRANSFERRED “AS IS, WHERE IS.”

ARTICLE VIII

THIRD-PARTY INFRINGEMENT

Section 8.1 No Obligation. No Party shall have any obligation to institute or maintain any action or suit against any Third Party for infringement or misappropriation of any Intellectual Property licensed hereunder, or to defend any action or suit brought by a Third Party which challenges or concerns the validity of any such Intellectual Property or which claims that any Intellectual Property licensed to the other Party infringes or constitutes misappropriation of the Intellectual Property rights of any Third Party.

Section 8.2 Notice Regarding Infringement. Each Party shall promptly notify the other Party in writing upon learning that a Third Party may potentially be infringing, misappropriating or otherwise violating any Intellectual Property licensed under this Agreement, which notice shall set forth in reasonable detail the identity of the suspected infringer and nature of suspected infringement.

Section 8.3 Suits for Infringement.

(a) Licensed mPower Intellectual Property.

(i) With respect to any Licensed mPower Intellectual Property to which mPower has granted PGG an exclusive license hereunder, as between mPower and PGG, mPower shall have the first right to initiate, prosecute and control any action or proceeding to restrain infringement or misappropriation of such Licensed mPower Intellectual Property in the SpinCo Core Field, and, for purposes of clarity, the sole and exclusive right to initiate, prosecute and control such proceedings in the RemainCo Core Field and in any field other than the SpinCo

Core Field. mPower shall provide prompt written notice to PGG of any determination to initiate, prosecute and control any such action or proceeding in the SpinCo Core Field. PGG, as the exclusive licensee, agrees to be joined as a party if necessary to prosecute the action or proceeding, and shall provide all reasonable cooperation, including any necessary use of their name, required to prosecute such action or proceeding. In such instance, mPower shall control any such action or proceeding and negotiations for its settlement and compromise and shall have sole discretion regarding the settlement or compromise thereof. In connection with the foregoing, PGG may, at its option, elect to assume and pay its and mPower’s out-of-pocket costs incurred in connection with such litigation or proceeding undertaken by mPower, including, without limitation, attorney’s fees. PGG will provide prompt written notice to mPower, in any event no later than thirty (30) after receipt of mPower’s notice of its determination to initiate, prosecute and control such action or proceeding in the SpinCo Core Field, of its determination to elect to assume and pay the applicable costs or to decline to pay assume and pay the applicable costs. In the event PGG does not elect to assume and pay the costs associated with mPower’s initiation, prosecution and control of such action or proceeding in the SpinCo Core Field, mPower shall assume and pay its and PGG’s out-of-pocket costs incurred in connection with such litigation or proceeding undertaken by mPower, including, without limitation, attorney’s fees. Any recovery obtained as a result of such proceeding in the SpinCo Core Field shall be retained by (i) PGG in the event that PGG assumed and paid the applicable costs of the litigation or proceeding or (ii) mPower in the event that mPower assumed and paid the applicable costs of the litigation or proceeding in accordance with this Section 8.3(a)(i).

(ii) If mPower does not exercise its right to enforce any applicable Licensed mPower Intellectual Property in the SpinCo Core Field, mPower shall provide notice to that effect to PGG and, as between mPower and PGG, PGG shall have the right to initiate, prosecute and control any action or proceeding to restrain infringement or misappropriation of such Licensed mPower Intellectual Property in the SpinCo Core Field. PGG shall provide prompt written notice to mPower of any determination to initiate, prosecute and control any such action or proceeding in the SpinCo Core Field. mPower, as the owner and licensor, agrees to be joined as a party if necessary to prosecute the action or proceeding, and shall provide all reasonable cooperation, including any necessary use of their name, required to prosecute such action or proceeding. In connection with the foregoing, PGG shall assume and pay its and mPower’s out-of-pocket costs incurred in connection with any litigations or proceedings described above, including, without limitation, attorney’s fees. Any recovery obtained as a result of such proceeding related to infringement or misappropriation in the SpinCo Core Field shall be retained by PGG.

(iii) In the event that a Third Party may potentially be infringing, misappropriating or otherwise violating any Licensed mPower Intellectual Property in both the SpinCo Core Field and the RemainCo Core Field, PGG and mPower will meet and confer in good faith regarding the manner in which to respond to such infringement in the SpinCo Core Field and RemainCo Core Field collectively, provided, however, that the foregoing does not limit the rights set forth in Section 8.3(a)(i) or Section 8.3(a)(ii).

ARTICLE IX

CONFIDENTIALITY

Section 9.1 mPower and PGG shall hold and shall cause the members of the RemainCo Group and the SpinCo Group, respectively, to hold, and shall each cause their respective officers, employees, agents, consultants and advisors to hold, in strict confidence and not to disclose or release without the prior written consent of the other Party, any and all Confidential Information (as defined herein) of such other Party or the members of its Group; provided, that the Parties may disclose, or may permit disclosure of, such Confidential Information (i) to their respective auditors, attorneys, financial advisors, bankers and other appropriate consultants and advisors who have a need to know such information and are informed of their obligation to hold such information confidential to the same extent as is applicable to the Parties and in respect of whose failure to comply with such obligations, mPower or PGG, as the case may be, will be responsible or (ii) to the extent any member of the RemainCo Group or the SpinCo Group is compelled to disclose any such Confidential Information by judicial or administrative process or, in the opinion of legal counsel, by other requirements of Law. Notwithstanding the foregoing, in the event that any demand or request for disclosure of Confidential Information is made pursuant to clause (ii) above, mPower or PGG, as the case may be, shall promptly notify the other of the existence of such request or demand and shall provide the other a reasonable opportunity to seek an appropriate protective order or other remedy, which both Parties will cooperate in seeking to obtain. In the event that such appropriate protective order or other remedy is not obtained, the Party who is being compelled to disclose (or whose Group member is being compelled to disclose) shall, and shall cause the applicable members at its Group to, furnish, or cause to be furnished, only that portion of such Confidential Information that is legally required to be disclosed.

Section 9.2 As used in this Article 9, “Confidential Information” shall mean all proprietary, technical or proprietary, operational information (including Know-How and proprietary information relating to the ages, birth dates, social security numbers, health-related matters or other confidential matters concerning employees or former employees) of one Party or members of its Group which, prior to or following the Distribution Time, has been disclosed by mPower or members of the RemainCo Group, on the one hand, or PGG or members of the SpinCo Group, on the other hand, to, or otherwise has come into the possession of, the other Group, including pursuant to the technical assistance and technology transfer provisions of Article VI hereof or any other provision of this Agreement (except to the extent that such information can be shown to have been (a) in the public domain through no fault of such Party (or, in the case of mPower, any other member of the RemainCo Group or, in the case of PGG, any other member of the SpinCo Group) or (b) later lawfully acquired from other sources by the Party (or, in the case of mPower, such member of the RemainCo Group or, in the case of PGG, such member of the SpinCo Group) to which it was furnished; provided, however, in the case of (b) that such sources did not provide such information in breach of any confidentiality obligations), or (c) independently developed by employees or agents of such Party who had no access, direct or indirect, to such information provided by the other Party.

(a) Each Party shall use the Confidential Information only as permitted pursuant to this Agreement and shall not disclose any Confidential Information to any Third Party unless permitted pursuant to this Agreement. Each Party shall exercise the same degree of care to protect and maintain the confidentiality of the Confidential Information received from the other Party hereunder (but no less than a reasonable degree of care) as they take to preserve confidentiality for their own similar information. Without limiting the foregoing, each Party will take commercially reasonable efforts to implement and maintain comprehensive security protocols to protect and maintain the confidentiality of the Confidential Information received from the other Party hereunder, including, without limitation, implementing administrative, technical, digital, electronic and physical security strategies and access restrictions to protect Confidential Information.

ARTICLE X

MISCELLANEOUS

Section 10.1 Authority. Each of the Parties represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement to be executed and delivered on or prior to the Effective Date, and (d) this Agreement is legal, valid and binding obligations, enforceable against it in accordance with their respective terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and general equity principles.

Section 10.2 Entire Agreement. This Agreement and the Schedules referenced herein or therein or attached hereto or thereto, constitute the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

Section 10.3 Binding Effect; Third-Party Beneficiaries; Assignment. Except as expressly set forth in Section 5.10 and except for the Affiliates of the Parties, which are intended to be third party beneficiaries hereunder, this Agreement does not and is not intended to confer any rights or remedies upon any Person other than the Parties. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. This Agreement may not be assigned by either Party, except with the prior written consent of the other Party.

Section 10.4 Amendment. No change or amendment may be made to this Agreement except by an instrument in writing signed on behalf of both of the Parties.

Section 10.5 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of either Party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement contained herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement or the Schedules attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 10.6 Notices. Unless otherwise expressly provided herein, all notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to be duly given (i) when personally delivered or (ii) if mailed by registered or certified mail, postage prepaid, return receipt requested, on the date the return receipt is executed or the letter is refused by the addressee or its agent or (iii) if sent by overnight courier which delivers only upon the signed receipt of the addressee, on the date the receipt acknowledgment is executed or refused by the addressee or its agent or (iv) if sent by facsimile or electronic mail, on the date confirmation of transmission is received (provided that a copy of any notice delivered pursuant to this clause (iv) shall also be sent pursuant to clause (i), (ii) or (iii)), addressed to the attention of the addressee’s General Counsel at the address of its principal executive office or to such other address or facsimile number for a Party as it shall have specified by like notice.

Section 10.7 Counterparts. This Agreement, including the Schedules and Exhibits hereto and the other documents referred to herein, may be executed in multiple counterparts, each of which when executed shall be deemed to be an original but all of which together shall constitute one and the same agreement.

Section 10.8 Severability. If any term or other provision of this Agreement or the Schedules attached hereto is determined by a nonappealable decision by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the court, administrative agency or arbitrator shall interpret this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible. If any sentence in this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

Section 10.9 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware, without regard to any conflicts of law provisions thereof that would result in the application of the laws of any other jurisdiction.

Section 10.10 Construction. This Agreement shall be construed as if jointly drafted by PGG and mPower and no rule of construction or strict interpretation shall be applied against either Party. The Parties represent that this Agreement is entered into with full consideration of any and all rights which the Parties may have. The Parties have relied upon their own knowledge and judgment and upon the advice of the attorneys of their choosing. The Parties have had access to independent legal advice, have conducted such investigations they and their counsel thought appropriate, and have consulted with such other independent advisors as they and their counsel deemed appropriate regarding this Agreement and their rights and asserted rights in connection therewith. The Parties are not relying upon any representations or statements made by any other Party, or such other Party’s employees, agents, representatives or attorneys, regarding this Agreement, except to the extent such representations are expressly set forth or incorporated in this Agreement. The Parties are not relying upon a legal duty, if one exists, on the part of the other Party (or such other Party’s employees, agents, representatives or attorneys) to disclose any information in connection with the execution of this Agreement or its preparation, it being expressly understood that neither Party shall ever assert any failure to disclose information on the part of the other Party as a ground for challenging this Agreement.

Section 10.11 Performance. Each Party shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary or Affiliate of such Party.

[INTENTIONALLY LEFT BLANK]

WHEREFORE, the Parties have signed this Agreement effective as of the date first set forth above.

BABCOCK & WILCOX mPOWER, INC

By:	/s/ Jenny L. Apker
Name:	Jenny L. Apker
Title:	Vice President and Treasurer

BABCOCK & WILCOX POWER GENERATION GROUP, INC.

By:	/s/ Jenny L. Apker
Name:	Jenny L. Apker
Title:	Vice President and Treasurer

Schedule 1.1(e)

SpinCo Core Field; RemainCo Core Field

SpinCo Core Field means:

1.	Ownership and/or operation of power generation facilities fired with combustible fossil fuels (e.g., coal, coal slurry, oil or natural gas), biomass, municipal solid waste or concentrated solar energy through tower based solar thermal conversion systems, in each case for the provision of power, other than maintenance and operation services performed as part of overall facility operation and management contracts for domestic or foreign government agencies or entities (including but not limited to NNSA, NASA, DOD, DOE, as well as United Kingdom NDA or MOD sites).

2.	Design, development, research, engineering, procurement, fabrication, analysis, manufacture, construction, installation, supply, marketing, sale, lease, rent, commissioning, training, delivery, inspection, testing of, support, operations, inspection, maintenance, upgrade, repair, refurbishment, rebuilding, replacement, modification, repowering/fuel switching, relocation, localization, or other services, including project management, construction project management or consultation, plant, system or component licensing, siting support or consultation, environmental, safety, health, laboratory analysis, engineering studies, field engineering services, nondestructive testing, evaluation or analytical services, metallographic analysis, consulting services, troubleshooting, failure analysis, cleaning, upgrading, tooling, or decommissioning related to:

(a).	Fired steam generators encompassing fossil fuel boilers which are fueled by combustible fossil fuels (e.g., coal, coal slurry, oil or natural gas) or support subsystems, equipment or components thereof, including fuel drying, fuel feed, pulverizers, burners, combustion systems, grates, pressure parts, air heaters, fans, boiler cleaning systems, ash systems, valves, controls & diagnostics, oxycombustion systems, condensing heat exchangers used in connection with such fired steam generators, other than maintenance and operation services performed as part of overall facility operation and management contracts for domestic or foreign government agencies or entities (including but not limited to NNSA, NASA, DOD, DOE, as well as United Kingdom NDA or MOD sites).

(b).	Fired steam generators encompassing waste fuel boilers which are fueled by combustible waste fuels (e.g., carbon monoxide, biomass, black liquor, municipal solid waste (MSW) or refuse-derived fuel (RDF)) or support subsystems, equipment or components thereof, including fuel drying, fuel feed, pulverizers, burners, combustion systems, grates, pressure parts, air heaters, fans, boiler cleaning systems, ash systems, valves, controls & diagnostics, oxycombustion systems, condensing heat exchangers used in connection with such fired steam generators, other than maintenance and operation services performed as part of overall facility operation and management contracts for domestic or foreign government agencies or entities (including but not limited to NNSA, NASA, DOD, DOE, as well as United Kingdom NDA or MOD sites).

(c).	Gasifier systems which partially convert fossil or waste fuels (e.g., coal, oil, natural gas or biomass) to syngas and support subsystems, equipment or components thereof, including fuel drying, fuel feed, pulverizers, burners, combustion systems, gasifiers, heat exchangers used in connection with such gasifier systems, pressure parts, boiler cleaning systems, ash systems, valves, controls & diagnostics, other than maintenance and operation services performed as part of overall facility operation and management contracts for domestic or foreign government agencies or entities (including but not limited to NNSA, NASA, DOD, DOE, as well as United Kingdom NDA or MOD sites).

(d).	Tower-based solar thermal conversion systems which are enabled by solar energy and support subsystems, equipment or components thereof, including receiver system, pressure parts, molten salt or particle systems (e.g., heat exchangers specifically for tower-based solar thermal conversion systems enabled by solar energy or associated pumps or tanks), valves, controls or diagnostics, other than maintenance and operation services performed as part of overall facility operation and management contracts for domestic or foreign government agencies or entities (including but not limited to NNSA, NASA, DOD, DOE, as well as United Kingdom NDA or MOD sites).

(e).	The following specific unfired heat exchangers Turbine Exhaust Gas boilers (10K2), Heat Recovery Steam Generation Boilers (10K22), Water Tube Waste Heat Boilers Two Drum (Stirling Types) (1K4), 3 Drum Waste Heat Recovery Boiler (1K4), Water Tube Waste Heat “H” Stirling Boiler (1K4), Water Tube Long Drum (LD) boiler (1K4), CO boiler (1K26), Waste Heat (WH) (1K4), Oxygen Convertor Hoods (1K44), Gas Tube (FT) boilers (1K46), FM boilers (1K239), FO boilers (1K2311), Struthers Wells type EOR boiler as defined by the existing specific referenced design standards, or support subsystems, equipment or components thereof, including pressure parts, cleaning systems, valves, controls or diagnostics, other than maintenance and operation services performed as part of overall facility operation and management contracts for domestic or foreign government agencies or entities (including but not limited to NNSA, NASA, DOD, DOE, as well as United Kingdom NDA or MOD sites).

(f).	Chemical looping conversion systems which are fueled by combustible fossil fuels (e.g., coal, coal slurry, oil or natural gas) and which produce an energy output of steam, CO2, H2 or syngas or support subsystems, equipment or components thereof, including fuel feed, pulverizers, reactors, pressure parts, air heaters, fans, boiler cleaning systems, ash systems, valves, controls or diagnostics, other than maintenance and operation services performed as part of overall facility operation and management contracts for domestic or foreign government agencies or entities (including but not limited to NNSA, NASA, DOD, DOE, as well as United Kingdom NDA or MOD sites).

(g).	Pulverized coal injection systems for use in connection with steel production or support subsystems, equipment or components thereof, including pulverizers, pressurization systems, tanks, valves, controls or diagnostics, other than maintenance and operation services performed as part of overall facility operation and management contracts for domestic or foreign government agencies or entities (including but not limited to NNSA, NASA, DOD, DOE, as well as United Kingdom NDA or MOD sites).

(h).	Heat transfer surface cleaning systems and support subsystems, equipment and components thereof (other than said systems related to or utilized in connection with nuclear fueled systems and expressly excluding nuclear steam generators), including sootblowers (air, steam, water or sonic), related valve or piping systems, sprayers, controls (basic, intelligent) or diagnostics, other than maintenance and operation services performed as part of overall facility operation and management contracts for domestic or foreign government agencies or entities (including but not limited to NNSA, NASA, DOD, DOE, as well as United Kingdom NDA or MOD sites).

(i).	Ash handling systems or support subsystems, equipment or components thereof, including mechanical conveyors (wet or dry), pneumatic conveyors (wet, dry, dilute, or dense phase), ash conditioning, tanks, valves, specialty piping, controls or diagnostics, other than maintenance and operation services performed as part of overall facility operation and management contracts for domestic or foreign government agencies or entities (including but not limited to NNSA, NASA, DOD, DOE, as well as United Kingdom NDA or MOD sites).

(j).	Industrial pulverizer or grinding equipment systems or support subsystems (other than said systems or support subsystems related to or utilized in connection with nuclear fuel manufacturing or processing), other than maintenance and operation services performed as part of overall facility operation and management contracts for domestic or foreign government agencies or entities (including but not limited to NNSA, NASA, DOD, DOE, as well as United Kingdom NDA or MOD sites).

(k).	Drying and/or coating systems utilizing continuous and/or batch flow dryer/oven equipment for industrial processes, including but not limited to various production lines (e.g., roll fed, sheet fed, coating, drying or web handling), dryers and/or ovens (e.g., air flotation dryers or ovens, roll support dryers, infrared dryers, ultraviolet dryers, microwave or radio frequency), coating line auxiliary equipment, festoon and catenary style ovens, valves and material handling systems, other than maintenance and operation services performed as part of overall facility operation and management contracts for domestic or foreign government agencies or entities (including but not limited to NNSA, NASA, DOD, DOE, as well as United Kingdom NDA or MOD sites).

(l).	Utility emissions control systems used in connection with combustion power generation systems, which are designed to remove nitrogen oxides (e.g., SCR or SNCR), sulfur oxides (e.g., WFGD, SDA, CDS, DSI, or others), particulates (e.g., dry ESP, wet ESP, fabric filter or cyclonic), carbon dioxide (e.g., scrubber systems), hydrocarbons, or air toxics (e.g., Sb, Be, Cd, Cr, Co, Pb, Mn, Ni, (SO2)3, HF, Hg, P, Se, Cd, As, or HCl (or other acid gases)), HAPS, dioxins, furans or others) and/or subsequent energy or waste recovery or associated subsystems, equipment or components thereof, including valves, other than maintenance and operation services performed as part of overall facility operation and management contracts for domestic or foreign government agencies or entities (including but not limited to NNSA, NASA, DOD, DOE, as well as United Kingdom NDA or MOD sites).

(m).	Wastewater treatment systems (i) that process wastewater derived from combustion power generation and municipal solid waste (“MSW”) systems, including without limitation FGD dewatering systems or zero liquid discharge (ZLD) systems, or associated subsystems, equipment or components thereof, including valves or (ii) that process wastewater as part of or ancillary to the systems set forth in SpinCo Core Field 2(k), 2(l) or 2(n), in each case other than maintenance and operation services performed as part of overall facility operation and management contracts for domestic or foreign government agencies or entities (including but not limited to NNSA, NASA, DOD, DOE, as well as United Kingdom NDA or MOD sites).

(n).	Industrial emission control, gas cleaning and/or conditioning, or liquids purification and/or recovery systems (other than said systems set forth in RemainCo Core Field 1(m)), including SCR, SNCR, WFGD, SDA, CDS, DSI, other scrubbers, dry ESP, wet ESP, fabric filter, cyclonic, solvent recovery systems, biological abatement systems, solvent distillation systems (including waste water treatment), evaporative gas conditioning and cooling systems or regenerative thermal (and other) oxidation systems or associated subsystems, equipment or components thereof, including valves, for the removal of nitrogen oxides, sulfur oxides, particulates, carbon dioxide, hydrocarbons, or air toxics (e.g., Sb, Be, Cd, Cr, Co, Pb, Mn, Ni, (SO2)[3], HF, Hg, P, Se, As, Cd, HCl (or other acid gases)), HAPS, dioxins, furans, others) and/or subsequent energy or waste recovery, other than maintenance and operation services performed as part of overall facility operation and management contracts for domestic or foreign government agencies or entities (including but not limited to NNSA, NASA, DOD, DOE, as well as United Kingdom NDA or MOD sites).

(o).	Hybrid power generation systems or associated equipment where renewable energy sources are combined with a combustible fossil fuel (e.g., coal, coal slurry, oil or natural gas) or combustible waste fuel (e.g., carbon monoxide, biomass, black liquor, MSW or RDF) primary energy source, other than maintenance and operation services performed as part of overall facility operation and management contracts for domestic or foreign government agencies or entities (including but not limited to NNSA, NASA, DOD, DOE, as well as United Kingdom NDA or MOD sites).

3.	Engineering procurement, construction, installation, supply, lease, commissioning, training, delivery, inspection, testing of, support, operations, maintenance, upgrade, repair, refurbishment, rebuilding, replacement, modification, relocation, project management, construction management, technical advice, construction consultation, siting support or consultation, environmental services or consultation, safety, health, troubleshooting, cleaning, upgrading and tooling of balance of plant for power generation facilities fired with combustible fossil fuels (e.g., coal, coal slurry, oil or natural gas) and pulp and paper facilities, other than maintenance and operation services performed as part of overall facility operation and management contracts for domestic or foreign government agencies or entities (including but not limited to NNSA, NASA, DOD, DOE, as well as United Kingdom NDA or MOD sites).

RemainCo Core Field means:

1.

Design, development, research, engineering, procurement, fabrication, analysis, manufacture, construction, installation, supply, marketing, sale, lease, rent, commissioning, training, delivery, inspection, testing of, support, operations, inspection, maintenance, upgrade, repair, refurbishment, rebuilding, replacement, modification, repowering/fuel switching, relocation, localization, or other services, including project management, construction project management or consultation, plant, system or component licensing, siting support or consultation, environmental, safety, health, laboratory analysis, engineering studies, field engineering services, nondestructive testing, evaluation or analytical services, metallographic analysis, consulting services, troubleshooting, failure analysis, cleaning, upgrading, tooling, or decommissioning, related to:

(a).	Nuclear facilities and nuclear reactor plants, nuclear reactor systems, nuclear reactors, including all thermal reactors (including all heavy-water and light-water reactors), all water cooled reactors, all liquid metal cooled reactors (including sodium cooled reactors), gas cooled reactors (including helium, carbon dioxide and nitrogen) and molten salt reactors, breeder reactors, traveling wave reactors, high temperature reactors, small modular nuclear reactors, medical isotope reactors and components thereof and all Generation I, Generation II, Generation III and all advanced reactors, including and Generation IV reactors and iterations thereof regardless of design, and hybrid power generation systems and associated equipment where renewable energy sources are combined with a nuclear primary energy source.

(b).	Support systems and subsystems, equipment and components of nuclear systems and nuclear reactors, including, reactor coolant systems, reactor protection, control and instrumentation systems, reactor auxiliary and safety systems, balance of plant systems, reactor vessel closure heads, reactor and other pressure vessels and internals, reactor coolant pumps, stators and motors, reactor fuel channels, feeders and related components, steam generators, reactor control rod drive mechanisms and other reactor electro-mechanical equipment and controls therefore, specialized tooling and inspection systems, heat exchangers, pressurizers, primary and secondary piping, valves and pumps, spent fuel and other nuclear fuel and nuclear material storage and shipping, nuclear waste containers and related systems, audio/visual systems, steam generator tube inspection systems, repair, modification and stabilization systems, tube plugging and tube removal systems.

(c).	Nuclear fuel and nuclear fuel components, including enrichment and any related components, assembly, nuclear fuel plant processes, manufacturing systems and processes and systems for the chemical processing of radiological materials, fuel core and fuel bearing precision components, fuel powder, sources, targets, targets for medical isotope production and industrial isotope production, targets for research and analysis in research reactors, graphite reflectors and control rods, poisons and other special nuclear materials for development and manufacturing of fuel components for pebble bed and other reactors.

(d).	Electro-mechanical devices related to or used in commercial, research, government, military and other nuclear facilities, reactors or vessels and associated subsystems, equipment and components thereof.

(e).	Advanced power systems for space applications and associated subsystems, equipment and components thereof.

(f).	Nuclear and non-nuclear propulsion systems for naval (U.S. and foreign) submarines and aircraft carriers and associated subsystems, equipment and components thereof, including all aftermarket, replacement and repair parts, components and equipment for existing naval submarines and aircraft carriers.

(g).	Nuclear propulsion systems for naval (U.S. and foreign) vessels other than submarines and aircraft carriers and associated subsystems, equipment and components thereof, including aftermarket, replacement and repair parts, components and equipment for such existing vessels.

(h).	Single crystal composite and ceramic materials for use in nuclear, defense, space and aerospace applications and subsystems, equipment and components thereof

(i).	High energy physics equipment, including electro-magnetic storage devices, power conversion and conditioning systems, superconducting materials and plasma energy systems, and, in each case, subsystems and components thereof, excluding energy storage systems that store kinetic energy using a rotating mass with low friction losses and deliver the stored energy via power electronics that convert kinetic to electrical energy using electrical equipment typical for that type of service.

(j).	Ordnance components, subsystems and components thereof.

(k).	Unfired heat exchangers where the applicable heat source energy input is derived from the release and/or use of nuclear energy or support subsystems, equipment or components thereof, including pressure parts, cleaning systems, valves, controls or diagnostics.

(l).	Wastewater treatment systems that process wastewater derived from the release and/or use of nuclear energy and subsystems, equipment and components thereof

(m).	Emission control systems related to nuclear fuel manufacture or fabrication, storage of nuclear materials and waste and nuclear powered systems and subsystems, equipment and components thereof.

2.	Chemical and physical processing, storage and decontamination of and other management, operations, safety, security, emergency management, remediation and technical services related to radiological materials (including highly enriched uranium, low enriched uranium, natural uranium, fissile material and transuranic material), including receipt, storage, inspection, characterization, dissolution, recovery and purification, downblending, recycling, scrap recovery and processing and related research, development, engineering and analysis.

3.	Developing and providing services related to security (including direct security services as well as training, consulting and similar services) for new or existing commercial, research, government, military and other facilities or vessels, including tactical security, security training, IT security, development of security processes, fitness for duty and government compliance (both contractual compliance) and in connection with NRC or other applicable licensing requirements.

4.

Provide facility operation and maintenance services, including production and program management, maintenance (including maintenance and service of fossil fired and renewable power generation systems performed as part of overall facility operation and management contracts), operation, environmental health and safety, security, emergency management, wastewater treatment, remediation and abatement, decontamination and decommissioning material storage and disposition and other related technical services, to domestic or foreign agencies (including but not limited to NNSA, NASA, DOD, DOE as well as United Kingdom NDA or MOD sites) and commercial entities related to critical infrastructure, nuclear, non-nuclear and biological activities such as nuclear operations of reactors and reactor facilities, laboratory (including national laboratories) and other facility operations, weapons production, refurbishment, storage and stockpile management, component

(including centrifuge) manufacturing, medical and industrial isotope development and manufacture, and Chemical Laboratory Analysis Capability by SEM, Mass Spectrometer and similar equipment, excluding the provision of the foregoing services for solely standalone power generation facilities fired with combustible fossil fuels, biomass or municipal solid waste or concentrated solar energy through tower based solar thermal conversion systems For the avoidance of doubt, the foregoing does not include the design, manufacture, installation, supply, sale and supply of hardware, including entire systems, within the SpinCo Core Field (including, without limitation, the systems set forth in SpinCo Core Field 2(k), 2(l), 2(m) and 2(n)) to domestic or foreign agencies or commercial entities.

For the avoidance of doubt, the following are not included in the SpinCo Core Field or the RemainCo Core Field:

Design, development, research, engineering, procurement, fabrication, analysis, manufacture, construction, installation, supply, marketing, sale, lease, rent, commissioning, training, delivery, inspection, testing of, support, operations, inspection, maintenance, upgrade, repair, refurbishment, rebuilding, replacement, modification, repowering/fuel switching, relocation, localization, or other services, including project management, construction project management or consultation, plant, system or component licensing, siting support or consultation, environmental, safety, health, laboratory analysis, engineering studies, field engineering services, nondestructive testing, evaluation or analytical services, metallographic analysis, consulting services, troubleshooting, failure analysis, cleaning, upgrading, tooling, or decommissioning related to the following:

(a).	Un-fired heat exchangers other than those identified in SpinCo Core Field 2(e) or unfired heat exchangers where the applicable heat source energy input is derived from the release and/or use of nuclear energy, and support subsystems, equipment and components thereof, including pressure parts, cleaning systems, valves, controls, diagnostics, repair equipment and services.

(b).	Production of hydrogen by other high temperature processes.

(c).	Non-nuclear propulsion systems for naval (U.S. and foreign) vessels other than submarines and aircraft carriers, and associated subsystems equipment and components thereof, including aftermarket, replacement and repair parts, components and equipment for such existing vessels.

(d).	Non-naval (i.e., commercial marine) propulsion systems and associated subsystems, equipment and components thereof, including aftermarket, replacement and repair parts, components and equipment for existing systems.

Schedule 1.1(i)

Specific RemainCo Field; Specific SpinCo Field

“Specific SpinCo Field” means the design, development, research, engineering, procurement, fabrication, analysis, manufacture, construction, installation, supply, marketing, sale, lease, rent, commissioning, training, delivery, inspection, testing of, support, operations, inspection, maintenance, upgrade, repair, refurbishment, rebuilding, replacement, modification, repowering/fuel switching, relocation, localization, or other services, including project management, construction project management or consultation, plant, system or component licensing, siting support or consultation, environmental, safety, health, laboratory analysis, engineering studies, field engineering services, nondestructive testing, evaluation or analytical services, metallographic analysis, consulting services, troubleshooting, failure analysis, cleaning, upgrading, tooling, or decommissioning, related to heat exchangers specifically for tower-based solar thermal conversion systems enabled by solar energy and support subsystems, equipment or components thereof, including pressure parts, cleaning systems, valves, controls or diagnostics.

“Specific RemainCo Field” means the design, development, research, engineering, procurement, fabrication, analysis, manufacture, construction, installation, supply, marketing, sale, lease, rent, commissioning, training, delivery, inspection, testing of, support, operations, inspection, maintenance, upgrade, repair, refurbishment, rebuilding, replacement, modification, repowering/fuel switching, relocation, localization, or other services, including project management, construction project management or consultation, plant, system or component licensing, siting support or consultation, environmental, safety, health, laboratory analysis, engineering studies, field engineering services, nondestructive testing, evaluation or analytical services, metallographic analysis, consulting services, troubleshooting, failure analysis, cleaning, upgrading, tooling, or decommissioning, related to:

(a).	Nuclear facilities and nuclear reactor plants, nuclear reactor systems, nuclear reactors, including all thermal reactors (including all heavy-water and light-water reactors), all water cooled reactors, all liquid metal cooled reactors (including sodium cooled reactors), gas cooled reactors (including helium, carbon dioxide and nitrogen) and molten salt reactors, breeder reactors, traveling wave reactors, high temperature reactors, small modular nuclear reactors, medical isotope reactors and components thereof and all Generation I, Generation II, Generation III and all advanced reactors, including and Generation IV reactors and iterations thereof regardless of design, and hybrid power generation systems and associated equipment where renewable energy sources are combined with a nuclear primary energy source.

(b).

Support systems and subsystems, equipment and components of nuclear systems and nuclear reactors, including, reactor coolant systems, reactor protection, control and instrumentation systems, reactor auxiliary and safety systems, balance of plant systems, reactor vessel closure heads, reactor and other pressure vessels and internals, reactor coolant pumps, stators and motors, reactor fuel channels, feeders and related components, steam generators, reactor control rod drive mechanisms and other reactor electro-mechanical equipment and controls therefore, specialized tooling and inspection systems, heat exchangers, pressurizers, primary and secondary piping, valves and pumps, spent fuel and other nuclear fuel and nuclear material storage and shipping, nuclear waste containers and related systems, audio/visual systems, steam generator tube inspection systems, repair, modification and stabilization systems, tube plugging and tube removal systems.

(c).	Nuclear fuel and nuclear fuel components, including enrichment and any related components, assembly, nuclear fuel plant processes, manufacturing systems and processes and systems for the chemical processing of radiological materials, fuel core and fuel bearing precision components, fuel powder, sources, targets, targets for medical isotope production and industrial isotope production, targets for research and analysis in research reactors, graphite reflectors and control rods, poisons and other special nuclear materials for development and manufacturing of fuel components for pebble bed and other reactors.

(d).	Naval nuclear propulsion systems and associated subsystems, equipment and components thereof, including aftermarket, replacement and repair parts, components and equipment for existing systems.

The company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.